SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 28, 2006

Comcast Corporation

(Exact Name of Registrant as Specified in Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

001-32871	27-0000798
(Commission File Number)	(IRS Employer Identification No.)

1500 Market Street Philadelphia, PA	19102-2148 (Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (215) 665-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Attached as Exhibit 100 to this report are the following financial statements from Comcast Corporation’s Quarterly Report on Form 10-Q for the three months ended March 31, 2006, filed with the Securities and Exchange Commission on April 28, 2006, formatted in XBRL (Extensible Business Reporting Language): (i) the Condensed Consolidated Balance Sheet as of March 31, 2006 and December 31, 2005, (ii) the Condensed Consolidated Statement of Operations for the Three Months Ended March 31, 2006 and 2005, and (iii) the Condensed Consolidated Statement of Cash Flows for the Three Months Ended March 31, 2006 and 2005. Users of this data are advised pursuant to Rule 401 of Regulation S-T that the financial and other information contained in the XBRL document is unaudited and that these are not the official publicly filed financial statements of Comcast Corporation. The purpose of submitting these XBRL formatted documents is to test the related format and technology and, as a result, investors should continue to rely on the official filed version of the furnished documents and not rely on the information in this Current Report on Form 8-K, including Exhibit 100, in making investment decisions.

In accordance with Rule 402 of Regulation S-T, the information in this Current Report on Form 8-K, including Exhibit 100, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description
100	The following financial statements from Comcast Corporation’s Quarterly Report on Form 10-Q for the three months ended March 31, 2006, filed with the Securities and Exchange Commission on April 28, 2006, formatted in XBRL: (i) the Condensed Consolidated Balance Sheet as of March 31, 2006 and December 31, 2005, (ii) the Condensed Consolidated Statement of Operations for the Three Months Ended March 31, 2006 and 2005, and (iii) the Condensed Consolidated Statement of Cash Flows for the Three Months Ended March 31, 2006 and 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMCAST CORPORATION

Date: December 11, 2006	By:	/s/ Lawrence J. Salva
Lawrence J. Salva Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)